McMoRan Exploration Co.

Buried Treasures on the Shelf

McMoRan Update on Operations at Davy Jones No. 1

James R. Moffett

Co-Chairman of the Board, President & CEO

April 9, 2012

MMR LISTED NYSE

www.mcmoran.com

Cautionary Statement

This is an oral presentation which is accompanied by slides. Readers are urged to review our SEC filings.

This presentation contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities and costs, capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, anticipated and potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition. Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC permits oil and gas companies, in their filings with the SEC, to disclose probable and possible reserves, as such terms are defined by the SEC. We use certain phrases and terms in this presentation, such as "gross unrisked potential" and "reserve potential," which the SEC's guidelines prohibit us from including in filings with the SEC. "Gross unrisked potential" and "reserve potential" do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. We urge you to consider closely the disclosure of proved reserves included in McMoRan's Annual Report on Form 10-K for the year ended December 31, 2011.

Davy Jones

Discovery Well

Wilcox Sands with 13-15% Porosity


Sparta
Top Wilcox
Lower Eocene
Paleocene
Wilcox 1A
Upper Wilcox
Lower Wilcox
Wilcox 1B
Top Wilcox 2
Wilcox 2
8c
A
B
C
D
E
F
G
BHT 450°


2012-Mar-27 12:45:46.137 AM


Shallow Production
Middle Miocene
(Y Sand)
12000' Average
Lower Miocene
(Gyro)
17000'-23800'
John Paul Jones
Davy Jones
Top of Eocene
24700'-32500'

McMoRan

Flow Test Timeline

Buried Treasures on the Shelf

March 2012

F-Sand

State of the Art Hydraulic Perforating Guns Malfunctioned

March 2012

MMR Had 2 Options:

1) Perform Workover to Recover Guns – Operations Required Pulling Tubing Since Guns were too Large to Recover through Tubing

2) Perforate and Comingle "C" and "D" Sands with Smaller E-Line Guns

To Expedite Test MMR Chose Option 2

March 2012

D-Sand

Perforation Resulted in Positive Pressure Build-Up Followed by a Gas Flare; Flow Restricted by Partial Blockage from Residual Drilling Fluid from Initial Drilling Operations

C-Sand

Attempts to Perforate "C" Sand did not Clear the Blockage

April 2012

MMR Had 2 Options:

1) Attempt to Clear Blockage with Coiled Tubing and Attempt to Re-Perforate "C" and "D" Sands

2) Perform Workover to Recover Guns – Will Provide Access to All Wilcox Reservoirs ("A" Through "F") Totaling 200' net

MMR Chose Option 2 – Will Use More Powerful Wireline Casing Guns Capable of Deeper Reservoir Penetration

April 2012

BSEE Issued Final Permits to Approve Workover; Operations Commence

MMR Expects Operations Currently Under Way Will Enable a Measurable Flow Rate During 2Q12 Followed by Commercial Production Shortly Thereafter

McMoRan

Observations to Date

Buried Treasures on the Shelf

- Technical Completion Has Been Achieved Successfully and has Established Technologies to Produce Deep Reservoirs with High Temperatures & Pressures
- Hydraulic Casing Gun Malfunction in Wilcox "F" Sand Was a Mechanical Issue, Not a Reservoir Issue
- Connectivity with the Wilcox "D" Sand was Achieved with Limited Perforation Encountering Positive Pressure Response which Established Flow Followed by a Natural Gas Flare
- Results from the Wilcox "D" Sand Indicates the Reservoir is Capable of Production
- The Smaller Wireline Casing Guns Used in the "D" and "C" Sands were Ineffective in Obtaining Effective Penetration of the Reservoir
- Optimal Flow will Require Larger Wireline Casing Guns to Achieve Effective Penetration